Exhibit 10.1

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of ________ ___, 2017 is made by and among Sun BioPharma, Inc., a Delaware corporation (the “Company”), and the investors named on the signature pages hereto (collectively, the “Investors”).

RECITALS

A.     The Company and the Investors are executing and delivering this Agreement in reliance upon the exemptions from securities registration afforded by [Section 4(2)] of the Securities Act and Rule 506 under Regulation D.

B.     The Investors desire, upon the terms and conditions stated in this Agreement, to purchase the Company’s Convertible Promissory Notes, which are convertible into shares of the Company’s Common Stock, for an aggregate purchase price of $5.0 million.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

ARTICLE I.

PURCHASE AND SALE OF CONVERTIBLE PROMISSORY NOTES

Section 1.01     Purchase and Sale of Convertible Promissory Notes. At the Closing, subject to the terms of this Agreement and the satisfaction or waiver of the conditions set forth in ARTICLE V and ARTICLE VI hereof, the Company will issue and sell to each Investor, and each Investor will (on a several and not a joint basis) purchase from the Company, convertible promissory notes substantially in the form of Exhibit A hereto (the “Convertible Note(s)”) in the principal amount set forth beneath such Investor’s name on the signature pages hereof. The Convertible Notes will bear annual interest at a fixed rate as described in the Convertible Notes. The interest will be payable at maturity in arrears.

Section 1.02     Payment. Each Investor will pay the principal amount for the Convertible Notes as is set forth beneath its name on the signature pages hereof, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, simultaneously with delivery by the Company to each Investor of the Convertible Note(s) in the principal amount(s) so purchased by such Investor, and the Company will deliver such Convertible Notes against delivery of the purchase price as described above.

Section 1.03     Closing Date. Subject to the satisfaction or waiver of the conditions set forth in ARTICLE V and ARTICLE VI hereof, the Closing will take place at 3:01 p.m., Central Time, on [____________], 2017, or at another date or time agreed upon by the parties to this Agreement (the “Closing Date”). The Closing will be held at the offices of Faegre Baker Daniels LLP in Minneapolis, Minnesota, or at such other place as the parties agree.

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ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF INVESTORS

Each Investor represents and warrants to the Company, severally and solely with respect to itself and its purchase hereunder and not with respect to any other Investor, that:

Section 2.01     Organization and Qualification. To the extent the Investor is an entity, the Investor is duly incorporated, validly existing and in good standing under the laws of the state of organization, with full power and authority (corporate and other) to own, lease, use and operate its properties, if any, and to carry on its business as and where now owned, leased, used, operated and conducted. To the extent the Investor is an entity, the Investor is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on the business or financial condition of the Investor.

Section 2.02     Authorization; Enforcement. To the extent the Investor is an entity, (a) the Investor has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and its Convertible Note, to consummate the transactions contemplated hereby and thereby and to purchase the Securities in accordance with the terms hereof and thereof; (b) the execution, delivery and performance of this Agreement and the Investor’s Convertible Note by the Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all required parties and no further consent or authorization of Investor, its board of directors or its shareholders or members is required; (c) this Agreement has been duly executed and delivered by the Investor; and (d) assuming the valid and binding execution of this Agreement and the Convertible Notes by the Company and compliance with the terms of this Agreement and the Convertible Notes by the Company, each of this Agreement and the Investor’s Convertible Note constitutes a legal, valid and binding obligation of the Investor enforceable against the Investor by the Company in accordance with their respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity. To the extent the Investor is a natural person, this Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

Section 2.03     Investment Purpose. The Investor is purchasing the Convertible Note(s) for its own account and not with a present view toward the public sale or distribution thereof.

Section 2.04     Limited Markets. The Investor understands that no public trading market now exists for the Convertible Notes and no active trading market exists for the Convertible Securities, and that the Company has made no assurances that any such markets will ever exist or develop.

Section 2.05     Accredited Investor Status. The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D and satisfies the criteria indicated on the signature page hereto.

Section 2.06     Reliance on Exemptions. The Investor understands that the Convertible Note(s) are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Convertible Note(s).

Section 2.07     Information and Sophistication. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Convertible Note(s), that have been requested by the Investor or its advisors, if any. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Investor acknowledges and understands that its investment in the Convertible Note(s) involves a significant degree of risk, including the risks reflected in the registration statement on Form S-1 filed by the Company on September 16, 2016, as the same may be amended or supplemented from time to time, the Company’s quarterly report on Form 10-Q filed November 10, 2016 and other SEC Documents. The Investor is experienced and knowledgeable in financial and business matters, is capable of evaluating the merits and risks of investing in the Securities, and does not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks who the Investor intends to use in connection with a decision as to whether to purchase the Securities.

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Section 2.08     Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

Section 2.09     Transfer or Resale. The Investor understands that:

(a)

except as provided in ARTICLE VIII, the Securities have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, the Investor may have to bear the risk of owning the Securities for an indefinite period of time because the Securities may not be offered, sold, pledged or otherwise transferred except (i) pursuant to an exemption from registration under the Securities Act or (ii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with all applicable state securities laws and the securities laws from other jurisdictions and in case of a transaction exempt from registration, unless the Company has received an opinion of counsel satisfactory to it that such transaction does not require registration under the Securities Act and such other applicable laws;

(b)

any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with another exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(c)

except as set forth in ARTICLE VIII, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

Section 2.10     Legends. The Investor understands that until (a) the Securities may be sold by the Investor under Rule 144 or (b) such time as the resale of the Securities has been registered under the Securities Act as contemplated by ARTICLE VIII, the certificates representing the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

THE SECURITIES EVIDENCED HEREBY, AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

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Section 2.11     Residency. The Investor is a resident of the jurisdiction set forth immediately below such Investor’s name on the signature pages hereto.

Section 2.12     No Intent to Effect a Change of Control. The Investor has no present intent to change or influence the control of the Company within the meaning of Rule 13d-1 of the Exchange Act.

Section 2.13     No Broker Fees. The Investor has not engaged any brokers, finders, or agents, and the Investor has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors that:

Section 3.01     Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own, lease, use and operate its properties, if any, and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

Section 3.02     Authorization; Enforcement.

(a)

The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and the Convertible Notes, to consummate the transactions contemplated hereby and thereby and to issue the Securities in accordance with the terms hereof and thereof.

(b)

The execution, delivery and performance of this Agreement and the Convertible Notes by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Convertible Notes and the issuance and reservation for issuance of the Conversion Shares in accordance with the Company’s Articles of Incorporation, this Agreement and the Convertible Notes) have been duly authorized by the Company’s board of directors and no further consent or authorization of the Company, its board of directors or its shareholders is required.

(c)	This Agreement and the Convertible Notes have been duly executed and delivered by the Company.

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(d)

Assuming the valid and binding execution of this Agreement by the Investor and compliance with the terms of this Agreement and the Convertible Notes by such Investor, each of this Agreement and the Convertible Notes constitutes a legal, valid and binding obligation of the Company enforceable against the Company by such Investor in accordance with their respective terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

Section 3.03     Issuance of Securities. The Convertible Note(s) have been duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free from all taxes, liens, claims, encumbrances and charges with respect to the issuance thereof (other than liens imposed by an Investor). The Conversion Shares have been duly authorized and reserved for issuance, and, upon issuance in connection with or upon conversion of the Convertible Notes in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and charges with respect to the issuance thereof (other than liens imposed by an Investor).

Section 3.04     No Conflicts; No Violation.

(a)

The execution, delivery and performance of this Agreement and the Convertible Notes by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Convertible Notes and Conversion Shares) do not and will not (i) conflict with or result in a violation of any provision of the Company’s Articles of Incorporation or Bylaws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment (including without limitation, the triggering of any anti-dilution provision), acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected (except, in the case of clauses (ii) and (iii), for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

(b)

The Company is not in violation of its Articles of Incorporation, Bylaws or other organizational documents and the Company is not in default (and no event has occurred which with notice or lapse of time or both could put the Company in default) under, and the Company has not taken any action or failed to take any action that (and no event has occurred which, without notice or lapse of time or both) would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which any property or assets of the Company is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

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(c)

Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of (other than those obtained on or prior to the date hereof), or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Convertible Notes in each case in accordance with the terms hereof or thereof, or to issue and sell the Convertible Notes in accordance with the terms hereof and to issue the Conversion Shares in connection with or upon conversion of the Convertible Notes.

Section 3.05     SEC Documents. Since September 16, 2015, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof being referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than SEC Documents that have been amended as of the date hereof.

Section 3.06     Broker Fees. Other than Northland Securities, Inc., the Company has not engaged any brokers, finders, or agents, and the Company has not incurred, and neither the Company nor any Investor will incur, directly or indirectly, as a result of any action taken by the Company, any other liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

ARTICLE IV.

COVENANTS

Section 4.01     Commercially Reasonable Efforts. Each party will use commercially reasonable efforts to satisfy in a timely fashion each of the conditions to be satisfied by it under ARTICLE V and ARTICLE VI of this Agreement.

Section 4.02     Form D; Blue Sky Laws. The Company will file a Notice of Sale of Securities on Form D with respect to the Convertible Notes, as required under Regulation D. The Company will take such action as it reasonably determines to be necessary to qualify the Convertible Notes for sale to the Investors under this Agreement under applicable securities (or “blue sky”) laws of the states of the United States (or to obtain an exemption from such qualification). The Company will file with the SEC a Current Report on Form 8-K disclosing this Agreement and the transactions contemplated hereby within four business days after the Closing Date and will make any required notice filings with state securities law authorities on a timely basis.

Section 4.03     Use of Proceeds. The Company will use the proceeds from the sale of the Convertible Notes for general corporate purposes, which may include the repayment of outstanding indebtedness.

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Section 4.04     Expenses. Unless otherwise specified in this Agreement, each party will pay its own fees and expenses, as well as the fees and expenses of its own advisors and consultants, in connection with the entry into this Agreement and the transactions contemplated by this Agreement.

Section 4.05     Financial Information. In the event the Company is no longer subject to the reporting requirements of the Exchange Act, the Company will deliver to the Investors within 45 days after the end of each fiscal quarter other than the Company’s fourth fiscal quarter and 90 days after the end of the Company’s fiscal year, the financial statements of the Company, prepared in accordance with United States generally accepted accounting principles (subject to the absence of footnotes and normal year-end adjustments for quarterly financial statements), consistently applied, and audited by the Company’s independent public accountants in the case of year-end financial statements.

Section 4.06     Corporate Existence. The Company will maintain its corporate existence in good standing. The Company will use commercially reasonable efforts to conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where the failure to comply with such laws, rules and regulations would not have a Material Adverse Effect.

Section 4.07     Reservation of Shares. The Company will at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Convertible Notes and issuance of the Conversion Shares in connection therewith (based on the conversion price of the Convertible Notes in effect from time to time).

Section 4.08     Sales by Investors. If any Investor determines to sell any Securities, then such Investor will sell such Securities in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. In advance of any sale of Securities intended to comply with the requirements for an exemption from registration, the Investor who proposes to sell such Securities will deliver an opinion of counsel satisfactory to the Company and in form, substance and scope customary for opinions of counsel in comparable transactions. No Investor will make any sale, transfer or other disposition of the Securities in violation of federal or state securities laws or the restrictive provisions set forth in this Agreement.

Section 4.09     Subordination. The Convertible Notes are unsecured and subordinated in right of payment to the prior payment in full of any Senior Indebtedness of the Company. If requested by the lenders under such Senior Indebtedness, the holders of the Convertible Notes agree to execute and deliver one or more subordination or intercreditor agreements, together with such other related documents as such senior lenders may reasonably request, evidencing this subordination, including, without limitation, provisions relating to payment priority, permitted payments, senior lender blockage rights, and restrictions on modifications to the terms of the Convertible Notes. Notwithstanding the foregoing, this Note ranks equally with all other Notes of the Company with respect to right of payment and priority.

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ARTICLE V.

CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL

The obligation of the Company to issue and sell the Convertible Notes to each Investor at the Closing is subject to the satisfaction by such Investor, on or before the Closing Date, of each of the following conditions. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

Section 5.01     The Investor will have executed this Agreement and will have delivered this Agreement to the Company.

Section 5.02     The Investor will have delivered the purchase price for the Convertible Notes to the Company in accordance with this Agreement.

Section 5.03     The representations and warranties of the Investor must be true and correct in all material respects as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties must be correct as of such date), and the Investor will have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by the Investor at or prior to the Closing.

Section 5.04     No statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

Section 5.05     The Company will have received any consent required under the definitive agreements or instruments governing the Consent Debt to be received prior to the execution of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE VI.
CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE

The obligation of each Investor hereunder to purchase the Convertible Notes from the Company at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions. These conditions are for each Investor’s respective benefit and may be waived by any Investor at any time in its sole discretion:

Section 6.01     The Company will have executed this Agreement and will have delivered this Agreement to the Investor.

Section 6.02     The Company will have delivered to the Investor the duly executed Convertible Notes in the amounts specified in Section 1.01.

Section 6.03     The representations and warranties of the Company must be true and correct in all material respects as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties must be true and correct as of such date) and the Company must have performed and complied in all material respects with the covenants and conditions required by this Agreement to be performed or complied with by the Company at or prior to the Closing.

Section 6.04     No litigation, statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

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Section 6.05     There will not exist at the time of Closing any condition or event which would constitute an Event of Default (as hereinafter defined) or which, after notice or lapse of time or both, would constitute an Event of Default.

Section 6.06     The Company will have received any consent required under the definitive agreements or instruments governing the Consent Debt to be received prior to the execution of this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE VII.

DEFAULT

Section 7.01     Events of Default. Each of the following events will be an event of default (an “Event of Default”) for purposes of this Agreement:

(a)

if default is made in the punctual payment of interest on the Convertible Notes, and such default has continued for a period of ten days after written notice thereof to the Company by the holder of any of the Convertible Notes; or

(b)

if default is made in the punctual payment of any installment of the principal of the Convertible Notes and such default has continued for a period of five days after written notice thereof to the Company by the holder of any of the Convertible Notes; or

(c)

If a trustee, receiver, conservator or other similar official is appointed for the Company or for all or substantially all of the Company’s assets and the order of such appointment is not discharged, vacated or stayed within 60 days after such appointment; or

(d)

if any judgment, writ or warrant of attachment or of any similar process in an amount in excess of $10,000,000 is entered or filed against the Company or against any of the property or assets of the Company and remains unpaid, unvacated, unbonded or unstayed for a period of 60 days; or

(e)

if an order for relief is entered in any Federal bankruptcy proceeding in which the Company is the debtor; or if bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company and, if instituted against the Company, are consented to or, if contested by the Company, are not dismissed by the adverse parties or by an order, decree or judgment within 60 days after such institution; or

(f)

if default is made in the due and punctual performance or observance of any other material term contained in this Agreement or the Convertible Notes, and such default has continued for a period of 30 days after the earlier of the Company’s knowledge thereof or written notice thereof to the Company by the holder of any Convertible Note.

Section 7.02     Remedies Upon Events of Default. For so long as any Convertible Note remains outstanding, upon the occurrence of an Event of Default as herein defined, and so long as such Event of Default continues unremedied, then, each holder of any Convertible Notes will be entitled by notice to declare the principal of and any accrued interest on the Convertible Notes, to be immediately due and payable, and thereupon the Convertible Notes, including both outstanding principal and accrued but unpaid interest will become immediately due and payable; provided, however, that when any Event of Default described in Section 7.01(e) hereof has occurred, the Convertible Notes will immediately become due and payable without presentment, demand or notice of any kind.

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Section 7.03     Notice of Defaults. When, to its knowledge, any Event of Default has occurred or exists, the Company agrees to give written notice within ten business days of such Event of Default to the holders of all outstanding Securities. If the holder of any Securities will give any notice or take any other actions in respect of a claimed Event of Default, the Company will forthwith give written notice thereof to all other holders of Securities at the time outstanding, describing such notice or action and the nature of the claimed Event of Default.

Section 7.04     Remedies Cumulative. No right, power or remedy conferred upon any holder of Securities will be exclusive, and each such right, power or remedy will be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity or by statute or otherwise.

Section 7.05     Remedies not Waived. No course of dealing between the Company and any Investor or the holder of any Securities, and no delay in exercising any right, power or remedy conferred hereby or by any such security or now or hereafter existing at law or in equity or by statute or otherwise, will operate as a waiver of or otherwise prejudice any such right, power or remedy; provided, however, that this Section 7.05 will not be construed or applied so as to negate the provisions and intent of any statute that is otherwise applicable.

ARTICLE VIII.

REGISTRATION RIGHTS

Section 8.01     Demand Registration.

(a)

After the closing date of a Qualified Financing and prior to the date on which all Registrable Securities may be sold without registration and without restriction or in accordance with Rule 144 in a single transaction, holders of at least 75% of the Registrable Securities then outstanding may request, in writing, registration under the Securities Act of all or any portion of the Registrable Securities that equals or exceeds 75% of the then outstanding Registrable Securities pursuant to a Registration Statement. The Company, in its sole discretion, may prepare a registration statement on a Form S-1 or any equivalent or successor form thereto (a “Long-Form Registration”), or on Form S-3 or any equivalent or successor form thereto (a “Short-Form Registration” and, collectively with any Long-Form Registration, a “Demand Registration”). Such request for a Demand Registration must specify the number of Registrable Securities requested to be included in the Demand Registration. Upon receipt of any such request, the Company will promptly (but in no event later than 20 days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who will then have 10 days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company will prepare and file with (or confidentially submit to) the SEC a Registration Statement covering all of the Registrable Securities that the holders thereof have requested to be included pursuant to such Demand Registration within 60 days after the date on which the initial request is given and will use its commercially reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter, subject to compliance with review by the SEC. The Company is not required to effect a Demand Registration more than once for the holders of Registrable Securities as a group; provided, that a Registration Statement will not count as a Demand Registration requested under this Section 8.01(a) unless and until it has become effective.

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(b)

The Company will select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with the Demand Registration; provided, that such selection will be subject to the consent of the Investors holding at least a majority of the Registrable Securities initiating the Demand Registration, which consent shall not be unreasonably withheld or delayed. The Company will bear all fees and expenses attendant to the registration of the Registrable Securities requested to be included in the Demand Registration pursuant to Section 8.01, but the Investors will pay any and all underwriting commissions and the expenses of any legal counsel selected by the Investors to represent them in connection with the sale of the Registrable Securities.

(c)

The Company is not obligated to effect any Long-Form Registration within 90 days after the effective date of a previous Registration Statement or filing of a supplement for the purpose of effecting an offering pursuant to Rule 415 under the Securities Act (a “Shelf Takedown”). The Company may postpone for up to 90 days the filing or effectiveness of a Registration Statement or Shelf Takedown for a Demand Registration if the Board determines in its reasonable good faith judgment that such Demand Registration would (i) materially interfere with a significant acquisition, corporate organization, financing, securities offering or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided, that in such event the holders of at all of the Registrable Securities initiating such Demand Registration will be entitled to withdraw such request and, if such request for a Demand Registration is withdrawn, such Demand Registration will not count as the permitted Demand Registration hereunder.

(d)

If the managing underwriter of the requested Demand Registration advises the Company, in writing, that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in the Demand Registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock that can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such Demand Registration would adversely affect the price per share of the Common Stock proposed to be sold in such underwritten offering, the Company will include in such Demand Registration (i) first, the shares of Common Stock that the holders of Registrable Securities propose to sell, and (ii) second, the shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering will be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities requested to be included in the Demand Registration by each such holder.

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Section 8.02     Continued Effectiveness of Registration Statement. The Company will use commercially reasonable efforts to keep the Registration Statement covering the Registrable Securities effective at all times during the Registration Period. In the event that the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities issued pursuant to the Convertible Notes and requested to be included in the Demand Registration, the Company will (if permitted) amend the Registration Statement or file a new Registration Statement, so as to cover all of the Registrable Securities originally requested to be included in the Demand Registration. The Company will file such amendment or new Registration Statement as soon as practicable, but in no event later than 30 business days after the necessity therefor arises (based upon the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company will use commercially reasonable efforts to cause such amendment or new Registration Statement to declared effective by the SEC as soon as practicable thereafter, subject to compliance with review by the SEC.

Section 8.03     Furnishing Documentation. The Company will furnish to each Investor whose Registrable Securities are included in a Registration Statement, promptly after each document is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of any Registration Statement filed pursuant to this Agreement and any amendments thereto, each preliminary prospectus and final prospectus and each amendment or supplement thereto. Any such documents filed with the SEC and publicly available pursuant to the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) or any replacement system will be deemed furnished to each Investor in satisfaction of this Section 8.03.

Section 8.04     Additional Obligations. The Company will use commercially reasonable efforts to (a) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions as each Investor who holds Registrable Securities being offered reasonably requests, (b) prepare and file in those jurisdictions any amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain their effectiveness during the Registration Period, (c) take any other actions necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take any other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions. Notwithstanding the foregoing, the Company is not required, in connection with such obligations, to (i) register, license or qualify to do business in any jurisdiction, (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause material expense or burden to the Company or holders of greater than 5% of its outstanding securities, or (v) make any change in its charter or bylaws, which in each case the board of directors of the Company, in its sole discretion, determines to be contrary to the best interests of the Company and its shareholders.

Section 8.05     Suspension of Registration.

(a)

The Company will notify each Investor, which notice (including the fact of such notice and the content thereof) each Investor agrees to treat in confidence and not to disclose, who holds Registrable Securities being sold pursuant to a Registration Statement of the happening of any event of which the Company has knowledge as a result of which the prospectus included in the Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will make such notification as promptly as practicable after the Company becomes aware of the event, will promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission. The Company will use commercially reasonable efforts to keep the length of any such suspension to as short a period as is practicable given the then existing circumstances and to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, if such an order is issued, will use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

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(b)

Information. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in a form complying with the provisions of Rule 158 under the Securities Act) covering a 12-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement.

Section 8.06     Listing. The Company will use commercially reasonable efforts to cause all of the Registrable Securities covered by the Registration Statement to be (i) eligible for quotaiton on the over-the-counter markets or (ii) listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such national securities exchange.

Section 8.07     Transfer Agent; Registrar. The Company will provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

Section 8.08     Securities Laws Compliance. The Company will comply with all applicable laws related to any Registration Statement relating to the sale of Registrable Securities and to offering and sale of securities and with all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC).

Section 8.09     Investor Information. As a condition to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of each Investor, such Investor will furnish to the Company such information regarding itself, the Registrable Securities held by it, and such other information as is reasonably required by the Company to effect the registration of the Registrable Securities. At least 15 business days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Investor requesting inclusion of their Registrable Securities of the information the Company requires from that Investor if the Investor elects to have any of its Registrable Securities included in the Registration Statement. If, within three business days prior to the filing date, the Company has not received the requested information from an Investor, then the Company may file the Registration Statement without including Registrable Securities of that Investor.

Section 8.10     Further Assurances. Each Investor will cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of any Registration Statement hereunder.

Section 8.11     Suspension of Sales. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8.05, sales of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities will be discontinued unless and until an amended prospectus contemplated by Section 8.05 is available or the suspension of sales under Section 8.05 has terminated.

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Section 8.12     Conflicting Instructions. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company will act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

Section 8.13     Indemnification for Registration. Notwithstanding ARTICLE IX of this Agreement, in the event that any Registrable Securities are included in a Registration Statement under this Agreement:

(a)

To the extent permitted by law, the Company will indemnify and hold harmless each Investor that holds such Registrable Securities, and any person who controls such Investor within the meaning of Section 15 of the Exchange Act (each, an “Investor Indemnified Person”) against any losses, claims, damages, liabilities (joint or several), or reasonable expenses (including all reasonable attorneys’ fees) (collectively, and together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened in respect thereof, “Claims”) to which any of them become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon any of the following statements, omissions or violations in a Registration Statement filed pursuant to this Agreement, any post-effective amendment thereof or any prospectus included therein (collectively, “Violations”): (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other law, including without limitation any state securities law or any rule or regulation thereunder. Subject to the restrictions set forth in Section 8.13(c) with respect to the number of legal counsel, the Company will reimburse the Investor Indemnified Person, periodically as such expenses are incurred, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 8.13(a)(i) does not apply to Claims arising out of or based upon a Violation that occurs in reliance upon and in conformity with information furnished to the Company by an Investor Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to this Agreement; and (ii) does not apply to amounts paid in settlement of any Claim if such settlement is made without the prior written consent of the Company, which consent will not be unreasonably withheld. This indemnity obligation will remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnified Persons and will survive the transfer of the Registrable Securities by the Investors under this Agreement.

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(b)

In connection with any Registration Statement in which an Investor is participating, each such Investor will indemnify and hold harmless, to the same extent and in the same manner set forth in Section 8.13(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and any other shareholder selling securities pursuant to the Registration Statement and any of its directors and officers and any person who controls such shareholder within the meaning of Section 15 of the Securities Act (each an “Other Indemnified Person”) against any Claim to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement, post-effective amendment thereof or any prospectus included therein. Subject to the restrictions set forth in Section 8.13(c), such Investor will periodically reimburse the Company and each such Other Indemnified Person, any legal or other expenses (promptly as such expenses are incurred) reasonably incurred by them in connection with investigating or defending any such Claim. However, the indemnity agreement contained in this Section 8.13(b) does not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent will not be unreasonably withheld, and no Investor will be liable under this Agreement (including this Section 8.13(b)) for the amount of any Claim that exceeds the net proceeds actually received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. This indemnity will remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and will survive the transfer of the Registrable Securities by the Investors under this Agreement.

(c)

Promptly after receipt by an Investor Indemnified Person or Other Indemnified Person (each, an “Indemnified Person”) under this Section 8.13 of notice of the commencement of any action (including any governmental action), such Indemnified Person will, if a Claim in respect thereof is to be made against any indemnifying party under this Section 8.13, deliver to the indemnifying party a written notice of the commencement thereof. The indemnifying party may participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice, assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties, provided that such selection will be subject to the consent of the Indemnified Person, which consent shall not be unreasonably withheld or delayed. In that case, the indemnifying party will diligently pursue such defense. If, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between the indemnifying party and the Indemnified Person and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action including the Indemnified Person, and such Indemnified Person reasonably determines that there may be legal defenses available to such Indemnified Person that are different from or in addition to those available to the indemnifying party, then the Indemnified Person is entitled to assume such defense and may retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party (subject to the restrictions on settlement under Section 8.13(a) or Section 8.13(b), as applicable). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action does not relieve an indemnifying party of any liability to an Indemnified Person under this Section 8.13, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. Each Indemnified Person will cooperate fully with the indemnifying party to furnish such information regarding itself or the claim in question as an Indemnifying Person may reasonably request or as may be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

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Section 8.14     Contribution. To the extent that any indemnification provided for under Section 8.13 is prohibited or limited by law, the indemnifying party will make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 8.13 to the fullest extent permitted by law. However, (a) no contribution will be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9.20, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (c) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities will be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

ARTICLE IX.

INDEMNIFICATION

Section 9.01     Indemnification by Company. In consideration of each Investor’s execution and delivery of this Agreement and its acquisition of the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement and the Convertible Notes, the Company will defend, protect, indemnify and hold harmless each Investor and any person who controls such Investor within the meaning of Section 15 of the Exchange Act,(collectively, the “Investor Indemnitees”) from and against any and all Liabilities incurred or suffered by an Investor Indemnitee solely as a result of, or arising solely out of, or relating solely to (a) any breach of any representation or warranty made by the Company herein or in any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained herein or in any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Investor Indemnitee and arising out of or resulting from the execution, delivery, performance, breach or enforcement of this Agreement or the Convertible Notes by the Company or (d) the status of such Investor or holder of the Securities as an investor in the Company to the extent such status arises from actions or inaction by the Company in violation of law.

Section 9.02     Indemnification by Investors. Each Investor, severally and not jointly, will defend, protect, indemnify and hold harmless the Company all of its shareholders, officers, directors, employees and any other person who controls such Investor within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnitees”) from and against any and all Liabilities incurred by a Company Indemnitee solely as a result of, or arising solely out of, or relating solely to (a) any breach of any representation or warranty made by such Investor herein or in any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Investor contained herein or in any other certificate, instrument or document contemplated hereby or thereby, or (c) the failure of an Investor to comply with the requirements of the Securities Act or any state securities laws, which failure is not caused by the gross negligence or willful misconduct of the Company.

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ARTICLE X.

DEFINITIONS; CONSTRUCTION

Section 10.01     Defined Terms. Capitalized terms used herein and not otherwise defined in this agreement have the following meanings:

(a)	“Affiliate” has the meaning set forth in Rule 405 promulgated under the Securities Act.

(b)	“Business day” means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in New York are authorized by law to close.

(c)	“Claims” has the meaning set forth in Section 8.13.

(d)	“Closing” means the closing of the purchase and sale of the Convertible Notes under this Agreement.

(e)	“Closing Date” has the meaning set forth in Section 1.03.

(f)	“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Convertible Notes.

(g)	“Common Stock” means the common stock, par value $.001 per share, of the Company.

(h)	“Company” means Sun BioPharma, Inc., a Delaware corporation.

(i)

“Convertible Notes” means the Convertible Promissory Notes issuable pursuant to this Agreement, in the form attached hereto as Exhibit A, and all notes of the Company issued in exchange or substitution therefor.

(j)

“Consent Debt” means the Company’s indebtedness under $2,775,000.00 aggregate principal amount of Convertible Promissory Notes outstanding as of the date hereof, as the same may be amended from time to time.

(k)	“Demand Registration” has the meaning set forth in Section 8.01(a).

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute.

(m)

“Equity Securities” means the Company’s capital stock, any securities conferring the right to purchase the Company’s capital stock or securities convertible into or exchangeable for (with or without additional consideration) the Company’s capital stock (excluding the Convertible Notes), in each case issued following the date hereof, except that Equity Securities does not include any security granted, issued or sold by the Company to any director, employee or consultant in the person’s capacity as a director, employee or consultant under the Sun BioPharma, Inc. 2011 Stock Option Plan, or such other equity incentive plans as may be approved by the board of directors of the Company.

(n)	“Indemnified Person” has the meaning set forth in Section 8.13(c).

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(o)	“Investor Indemnitees” has the meaning set forth in ARTICLE IX.

(p)

“Independent Directors” means the directors of the Company who meet all applicable standards for independence, including those set forth under the Exchange Act, under the listing standards of any securities exchange or automated quotation system on which the Company’s stock is listed, or in standards adopted by the Company’s board of directors or a committee thereof.

(q)	“Investors” means the investors whose names are set forth on the signature pages of this Agreement, and their permitted transferees.

(r)	“Investor Indemnified Person” has the meaning set forth in Section 8.13(a).

(s)

“Liabilities” means, for any and all actions, all claims, losses, costs, penalties, fees, liabilities and damages and reasonable expenses necessarily incurred in connection therewith, including reasonable attorneys’ fees and disbursements.

(t)	“Long-Form Registration” has the meaning set forth in Section 8.01(a).

(u)

“Material Adverse Effect” means a material adverse effect on (a) the assets, liabilities, business, properties, financial condition or results of operations of the Company, (b) the ability of the Company to perform its obligations under this Agreement or (c) the Convertible Notes.

(v)	“Other Indemnified Person” has the meaning set forth in Section 8.13(b).

(w)

“Qualified Financing” means the first transaction or series of related transactions in which the Company (i) sells any of its Equity Securities, (ii) receives a cash infusion related to the negotiation of, or entering into, a strategic partership, (iii) on or before the maturity of the Convertible Notes and (iv) with gross proceeds to the Company of at least $2 million (excluding the amount attributable to the conversion of the Convertible Notes).

(x)

The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

(y)

“Registration Period” means, with respect to each Investor, the period between the effective date of the Demand Registration and the earliest of (i) the date on which all of such Investor’s Registrable Securities have been sold, (ii) the date on which all of the Investor’s Registrable Securities may be sold without registration and without restriction or in accordance with Rule 144 in a single transaction, and (iii) the three-year anniversary of the closing of a Qualified Financing.

(z)

“Registrable Securities” means the Conversion Shares and any shares of capital stock issued or issuable from time to time (with any adjustments) in exchange for or otherwise with respect to the Convertible Notes.

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(aa)	“Registration Statement” means a registration statement of the Company filed under the Securities Act, including any amendments or prospective contained therein or provided as a supplement thereto.

(bb)	“Regulation D” means Regulation D as promulgated by the SEC under the Securities Act.

(cc)	“Rule 144” means Rule 144 promulgated under the Securities Act, or any successor rule.

(dd)	“Rule 415” means Rule 415 promulgated under the Securities Act, or any successor rule, and applicable rules and regulations thereunder.

(ee)	“SEC” means the United States Securities and Exchange Commission.

(ff)	“SEC Documents” has the meaning set forth in Section 3.05.

(gg)	“Securities” means the Convertible Notes and Conversion Shares.

(hh)	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute.

(ii)

“Senior Indebtedness” means, unless expressly subordinated to or made on a parity with the amounts due under the Convertible Notes, all amounts due in connection with (a) indebtedness of the Company to banks or other lending institutions regularly engaged in the business of lending money (including venture capital, investment banking or similar institutions and their affiliates that sometimes engage in lending activities but are primarily engaged in investments in equity securities) and (b) any indebtedness or any issued in exchange for such Senior Indebtedness by a guarantor.

(jj)	“Violations” has the meaning set forth in Section 8.13(a).

ARTICLE XI.

GOVERNING LAW; MISCELLANEOUS

Section 11.01     Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of Minnesota without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of Minnesota with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. The parties also agree that any disputes arising under this Agreement, to the extent not resolved pursuant to Section 11.02, will be exclusively venued in the United States federal and state courts located in the State of Minnesota, except for actions or proceedings regarding the enforcement of awards or judgments.

Section 11.02     Dispute Resolution. The parties will, to the greatest extent possible, endeavor to resolve any disputes relating to the Agreement through amicable negotiations. Failing an amicable settlement any unresolved controversy or claim arising out of or relating to this Agreement (including the existence, validity, interpretation, performance, termination or breach of this Agreement) except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s rights for which a provisional remedy or equitable relief is sought, may be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration will take place in Minneapolis, Minnesota, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the Federal Rules of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled. This Agreement will be enforceable, and any arbitration award will be final and non-appealable, and judgment thereon may be entered in any court of competent jurisdiction. Each of the parties to this Agreement consents to personal jurisdiction for any equitable action sought in a state or federal court located in the State of Minnesota.

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Section 11.03     Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

Section 11.04     Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

Section 11.05     Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

Section 11.06     Entire Agreement. This Agreement and the Convertible Notes constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

Section 11.07     Consents; Waivers and Amendments. The provisions of this Agreement may only be amended, modified, supplemented or waived upon the prior written consent of the Company and the holders of a majority of the Registrable Securities. Except as otherwise specifically provided herein, in each case in which approval or action of the Investors is required by the terms of this Agreement, such requirement will be satisfied upon receipt of the written consent of the holders of a majority of the Registrable Securities, which consent will bind the holders of all of the outstanding Convertible Notes and Registrable Securities; provided, however, that no change or modification to the Conversion Price (other than in accordance with the adjustment provisions set forth herein and in the Convertible Notes) will be effective as to a holder of Convertible Notes without the prior written consent of such holder.

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Section 11.08     Notices. Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and will be effective five days after being placed in the mail, if mailed by regular U.S. mail, or upon receipt, if delivered personally, by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications are:

If to the Company, then to:

Sun BioPharma, Inc.
712 Vista Blvd #305
Waconia, Minnesota 55387
Attn: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Faegre Baker Daniels LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901
Attn: W. Morgan Burns

If to an Investor: To the address set forth immediately below such Investor’s name on the signature pages hereto.

Each party will provide written notice to the other parties of any change in its address.

Section 11.09     Successors and Assigns. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Investors; provided, that the successor or acquirer agrees in writing to assume all of the Company’s rights and obligations under this Agreement.

Section 11.10     No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 11.11     Survival. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Investors contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement and the closings under this Agreement and will in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investors or the Company.

Section 11.12     Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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Section 11.13     No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 11.14     Equitable Relief. Each party recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the other parties. Each of the parties therefore agrees that the other parties are entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 11.15     Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under either its Convertible Note or this Agreement are several and not joint with the obligations of any other Investor, and no Investor will be responsible in any way for the performance of the obligations of any other Investor under a Convertible Note or this Agreement. Nothing contained herein or in any Convertible Note or this Agreement, and no action taken by any Investor pursuant thereto, will be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor will be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it will not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of their Convertible Note or this Agreement. The Company has elected to provide all Investors with the same terms for the convenience of the Company and not because it was required or requested to do so by the Investors.

Section 11.16     Trusts and Other Entity Investors. To the extent any holder of Securities is a trust or other entity, the trustee or officers, directors, employees, partners, members or other control persons of such trust or entity will be bound by the terms of this Agreement as it relates to the Securities held by such trust or other entity. Each Investor agrees that it will cause such persons to execute and deliver to the Company an acknowledgement of the obligations set forth in this Agreement to the extent reasonably requested by the Company.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the date first above written.

Company:

SUN BIOPHARMA, INC.

By:
Name:
Title:

Note Purchase Agreement	Signature Page

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the date first above written.

Investor (Natural Person(s)):

Principal Amount of Convertible Note:		$ .[00]	Signature(s):

The Securities will be held as follows (check one):			Name(s):
☐	Individual Ownership
☐	Community Property
☐	Joint Tenancy with Right of Survivorship (JTWROS)		Address:
(both parties must sign)
☐	Tenants in Common		Email:
☐	Other (please describe):		Fax:

U.S. Taxpayer ID(s):

Mark all that are applicable:

☐	Investor is an individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000.

☐	Investor is an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year or an individual that had with his/her spouse joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

☐	Investor is a director or executive officer of the Company.

UNITED STATES TAXABLE INVESTORS ONLY

Under penalty of perjury, by signature above, each Investor signatory certifies that (a) the Social Security Number(s) or Taxpayer ID Number(s) shown above are the true, correct and complete Social Security Number(s) or Taxpayer ID Number(s) for the Investor and (b) the Investor is not subject to backup withholding because: (i) Investor is exempt from backup withholding; (ii) Investor has not been notified by the Internal Revenue Service (the “IRS”) that Investor is subject to backup withholding; or (iii) the IRS has notified Investor that Investor is no longer subject to backup withholding.

Note Purchase Agreement	Signature Page

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the date first above written.

Investor (Entity Name):

Principal Amount of Convertible Note:		$	.[00]	By:
Name:
The Securities will be held as follows (check one):				Title:
☐	Corporation
☐	Trust			Address:
☐	Limited Liability Company
☐	Partnership			Email:
☐	Other (please describe):			Fax:

U.S. Taxpayer ID(s):

Mark all that are applicable:

☐

Investor is an entity all of whose members are either (a) individuals with a net worth, or a joint net worth together with the individual’s spouse, in excess of $1,000,000, (b) individuals that had an individual income in excess of $200,000 in each of the prior two years and reasonably expect an income in excess of $200,000 in the current year or (c) individuals that had with the individual’s spouse joint income in excess of $300,000 in each of the prior two years and reasonably expect joint income in excess of $300,000 in the current year.

☐

Investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, an investment company registered under the Investment Company Act of 1940, a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940 or a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	Investor has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the securities and is one or more of the following (check one or more, as appropriate):

☐an organization described in Section 501(c)(3) of the Internal Revenue Code;

☐a corporation;

☐a Massachusetts or similar business trust; or

☐a partnership.

☐	Investor is a trust with total assets exceeding $5,000,000 that was not formed for the specific purpose of acquiring securities and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the securities.

UNITED STATES TAXABLE INVESTORS ONLY

Under penalty of perjury, by signature above, each Investor signatory certifies that (a) the Taxpayer ID Number(s) shown above are the true, correct and complete Taxpayer ID Number(s) for the Investor and (b) the Investor is not subject to backup withholding because: (i) Investor is exempt from backup withholding; (ii) Investor has not been notified by the Internal Revenue Service (the “IRS”) that Investor is subject to backup withholding; or (iii) the IRS has notified Investor that Investor is no longer subject to backup withholding.

Note Purchase Agreement	Signature Page

Exhibit A

to Note Purchase Agreement

FORM OF CONVERTIBLE NOTE

(attached)

Note Purchase Agreement	Page A-1